UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Accenture plc

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Beginning on February 1, 2010, the following messages are being sent from Chairman & CEO William D. Green to current and former employees who have not voted shares in advance of the 2010 Annual General Meeting of Shareholders.

I am asking for your immediate attention to a matter that is important to Accenture. The 2010 Annual General Meeting of Shareholders is this Thursday, February 4, and our records show that you have not yet voted all of the shares you hold at UBS.

Please take the time to vote your shares today. The deadline for voting shares held at UBS is February 3, 2010.

All of the proposals are important to Accenture, and the Board of Directors and I recommend that you vote “FOR” all of the proposals. As a reminder, two of the proposals, if passed, will enable us to continue to offer our employees various equity programs, including the Employee Share Purchase Plan, the Voluntary Equity Investment Plan for senior executives and grants of restricted share units for high performers. These plans are essential to ensuring that we can continue to offer our employees a competitive set of total rewards aligned with the long-term interests of our shareholders. If the proposals are not approved, we will not be able to offer these equity programs beginning in 2011.

Voting your shares takes only a few minutes. The fastest and most efficient way is to call UBS at 1-408-282-8481 (between 9:00 a.m. and 7:00 p.m. U.S. Eastern Time). NOTE: You must call before 12:00 p.m. Eastern Time on February 3 for your vote to be registered. You are also able to vote through the Internet, and you will find instructions in the e-mail sent to you by UBS on or around February 1, 2010. Please send any questions to office.of.the.company.secretary@accenture.com.

On behalf of the Board of Directors and our leadership team, thank you for voting.

Bill

Dear Accenture Shareholder,

I am asking for your immediate attention to a matter that is important to Accenture. The 2010 Annual General Meeting of Shareholders is this Thursday, February 4, and our records show that you have not yet voted all of your Accenture Class X shares.

Please take the time to vote your shares today. The deadline for voting by phone and Internet is February 4, 2010 at 6:00 a.m. U.S. Eastern (New York) Time.

All of the proposals are important to Accenture, and the Board of Directors and I recommend that you vote “FOR” all of the proposals. As a reminder, two of the proposals, if passed, will enable us to continue to offer our employees various equity programs, including the Employee Share Purchase Plan, the Voluntary Equity Investment Plan for senior executives and grants of restricted share units for high performers. These plans are essential to ensuring that we can continue to offer our employees a competitive set of total rewards aligned with the long-term interests of our shareholders. If the proposals are not approved, we will not be able to offer these equity programs beginning in 2011.

Voting your shares takes only a few minutes. The fastest and most efficient way is through the Internet, and you will find instructions below. Please send any questions to office.of.the.company.secretary@accenture.com.

On behalf of the Board of Directors and our leadership team, thank you for voting.

Bill Green

Chairman & CEO

Important Notice for Accenture plc Shareholders

2010 Annual General Meeting of Shareholders

Instructions for Submitting Your Proxy

You are entitled to vote on proposals being considered at Accenture plc’s 2010 annual general meeting of shareholders.

You may submit your proxy via the Internet or telephone as follows:

Instructions for Submitting Your Proxy via the Internet

1.	Click Here to Submit Your Proxy or open your browser and enter “http://www.cesvote.com.” You will be directed to our Internet voting site.

2.	Enter your personal control number. You must provide your control number in order to enter the website.

Your control number is:

3.	Follow the instructions to submit your proxy. If you submit your proxy via the Internet, your proxy must be received by 6:00 a.m. Eastern Time on February 4, 2010 in order to be counted.

Instructions for Submitting Your Proxy via Telephone

1.	Call the following toll-free number: 1-888-693-8683.

2.	Enter your personal control number. You must provide your control number in order to access the telephone voting system.

Your control number is:

3.	Follow the instructions to submit your proxy. If you submit your proxy via telephone, your proxy must be received by 6:00 a.m. Eastern Time on February 4, 2010 in order to be counted.

Access Accenture plc’s Proxy Statement for the Annual Meeting

Access Accenture plc’s Form 10-K

Access Accenture plc’s 2009 Letter from Our Chairman & CEO